PRELIMINARY COPY

                             HEALTHSOUTH Corporation

                SPECIAL MEETING OF STOCKHOLDERS -- MARCH 12, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


         The undersigned hereby appoints RICHARD M. SCRUSHY and AARON BEAM, JR. or _________________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation which the undersigned could vote if personally present at the Special Meeting of Stockholders of HEALTHSOUTH Corporation to be held at One HealthSouth Parkway, Birmingham, Alabama 35243, on Wednesday, March 12, 1997, at 2:00 p.m., C.S.T., and any adjournment thereof:

         1. Adoption and approval of an Amendment to the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company to 500,000,000 shares of Common Stock, par value $.01 per share.

                    [ ]  FOR           [ [  AGAINST         [ ]  ABSTAIN

         2. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1 above. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

DATED              , 1997               ----------------------------------------
     --------------                     Signature(s)

                                        ----------------------------------------
                                        (Please  sign  exactly  and as  fully as
                                        your   name   appears   on  your   stock
                                        certificate. If shares are held jointly, each stockholder should sign.)




         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED
                        ENVELOPE. NO POSTAGE IS REQUIRED.